UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2018

AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	978-648-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.
On May 1, 2018, AquaBounty Technologies, Inc. (the “Company”) held its annual meeting of stockholders. At this meeting, the Company’s stockholders (i) elected each of the persons listed below as a director for a one-year term; (ii) ratified the appointment of Wolf & Company, P.C. as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2018; and (iii) approved a proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to reduce the number of authorized shares of the Company’s common stock, $0.001 par value per share, from 200,000,000 to 50,000,000 and the number of authorized shares of the Company’s preferred stock, $0.01 par value per share, from 40,000,000 to 5,000,000.
Proposal 1  Election of Directors

	For	Withheld	Broker Non-Votes
Richard J. Clothier	8,180,061	777,905	2,107,018
Jack A. Bobo	8,705,949	252,017	2,107,018
Richard L. Huber	8,330,324	627,642	2,107,018
Christine St.Clare	8,330,357	627,609	2,107,018
Rick Sterling	8,182,933	775,033	2,107,018
Ronald L. Stotish	8,318,764	639,202	2,107,018
James C. Turk, Jr.	8,329,026	628,940	2,107,018
Proposal 2  Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
10,957,686	64,811	42,487	—
Proposal 3  Approval of an Amendment to Our Third Amended and Restated Certificate of Incorporation, as Amended, to Reduce the Number of Authorized Shares of Common Stock and Preferred Stock

For	Against	Abstain	Broker Non-Votes
8,552,746	398,055	7,165	2,107,018
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)
May 3, 2018	/s/ David A. Frank
David A. Frank
Chief Financial Officer

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